UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22, 2008
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania		15146
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Attached as Exhibit 99.1 is an earnings release for the three months ended September 30, 2008.
For the quarter ended September 30, 2008, the Company reported net income of $1.1 million or $0.20 per diluted share compared to net income of $3.6 million or $0.65 per diluted share for the quarter ended September 30, 2007.
The information contained in this Report on Form 8-K is furnished pursant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.
     Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press Release, dated October 22, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Timothy G. Rubritz
	Name:	Timothy G. Rubritz
	Title:	Vice President and Chief Financial Officer

Date: October 28, 2008